UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
______________

Date of Report (Date of earliest event reported): December 15, 2023

ACNB Corporation
(Exact name of Registrant as specified in its charter)

Pennsylvania	1-35015	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $2.50 par value per share	ACNB	The NASDAQ Stock Market, LLC

CURRENT REPORT ON FORM 8-K

ITEM 8.01    Other Events

On December 15, 2023, ACNB Corporation (NASDAQ: ACNB) (“ACNB”), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., completed a repositioning of the investment securities portfolio. ACNB sold approximately $51.1 million in book value of available-for-sale investment securities, consisting of lower-yielding agency debt, for an estimated after-tax loss of approximately $3.5 million. Despite the loss, ACNB currently expects to make a profit for the fourth quarter of 2023. The investment securities sold had an average book yield of approximately 0.99% with a weighted average remaining life of approximately 2.6 years. Net proceeds of approximately $46.1 million from the sale were used to purchase higher-yielding investment securities that were all classified as available-for-sale. The investment securities purchased consisted of approximately $31.9 million of agency multi-family debt and $14.2 million of other investment-grade bank holding company corporate debt. The available-for-sale investment securities purchased had an average book yield of approximately 5.01% with a weighted average remaining life of approximately 4.9 years.

The repositioning is estimated to improve interest income on the securities portfolio by approximately $1.9 million over the next 12 next months. ACNB currently expects to recover the $3.5 million after-tax loss on the sale of investment securities in approximately 2.5 years. The transaction will have no impact on stockholders’ equity or book value per share as of the date of the sale, as unrealized losses on the available-for-sale investment securities are already accounted for as a deduction to stockholders’ equity. ACNB and ACNB Bank capital levels remain well in excess of ACNB’s internal minimums and those required to be categorized as well-capitalized by our bank regulators. ACNB’s overall liquidity position remains strong and stable.

The information furnished under this Item 8.01 of this Current Report on Form 8-K shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", or "anticipate", the negative and other variations of these terms and other similar words. This report includes forward-looking statements with respect to the impact of the sale and purchase of available-for-sale securities on the ACNB’s results of operations and financial condition. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the ACNB and are subject to certain uncertainties and factors relating to the ACNB’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the ACNB, that could cause actual results of the ACNB to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission are among those that could cause actual results to differ materially from the forward-looking statements: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; GDP growth and inflation trends; the impact of the interest rate and inflationary environment on the ACNB’s business, financial condition and results of operations; other income or cash flow anticipated from the ACNB's operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, such as state and local government mandates, the Dodd-Frank Act and Basel III and the Economic Growth, Regulatory Relief, and Consumer Protection Act; technological developments and changes; cybersecurity incidents and threats, the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; and the economic impact of national and global events, including the response to recent bank failures, the war in Ukraine, widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises, including the COVID-19 pandemic.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number    Description

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION (Registrant)

Dated:	December 15, 2023	/s/ Kevin J. Hayes
Kevin J. Hayes
Senior Vice President/
General Counsel, Secretary & Chief Governance Officer